Exhibit 23

                                     EXHIBIT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-53498, of ArvinMeritor, Inc. on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K/A of ArvinMeritor, Inc. Hourly Employees Savings Plan for the year ended December 31, 2003.


DELOITTE & TOUCHE LLP

Detroit, Michigan
July 12, 2004


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